SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2002

ELEVON, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	95-2862954	0-19872

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Second Street, San Francisco, California 94107

(Address of Principal Executive Offices) (Zip Code)

(415) 495-8811

(Registrant’s telephone number, including area code)

Walker Interactive Systems, Inc.

(Former Name or Former Address, if Changed Since Last Report)

     Item 9.  Regulation FD Disclosure.

     (a)  On May 24, 2002, Elevon issued a press release announcing the change of the Company’s name from Walker Interactive Systems, Inc. to Elevon, Inc.. On July 16, 2002, Elevon issued a press release announcing the change of the Company’s trading symbol on the Over-the-Counter Bulletin Board from “WALK” to “ELVN.” The full text of these press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated into this item of this report as if fully set forth herein.

     (b)  Exhibits.

Number

99.1	Press Release dated May 24, 2002 announcing the change of the Company’s name from Walker Interactive Systems, Inc. to Elevon, Inc.

99.2	Press Release dated July 16, 2002 announcing the change of the Company’s trading symbol on the Over-the-Counter Bulletin Board from “WALK” to “ELVN.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVON, INC.

By:	/s/ Stanley V. Vogler Stanley V. Vogler Senior Vice President and Chief Financial Officer

Date: July 22, 2002